EXHIBIT 10.1
Third Amendment to the Agreement of
Limited Partnership
of
Carter/Validus Operating Partnership, LP
The Partnership Agreement (defined below) is hereby further amended as of this October 3, 2019 (the “Effective Date”) by this Third Amendment (this “Third Amendment”) by and between (i) Carter Validus Mission Critical REIT, Inc. (the “General Partner”), a Maryland corporation holding both general partner and limited partner interests in the Partnership (defined below), and (ii) Carter/Validus Advisors, LLC, a Delaware limited liability company (the “Special Limited Partner”).
Recitals
WHEREAS, the parties hereto have entered into that Agreement of Limited Partnership Agreement (the “Original Partnership Agreement”) of Carter/Validus Operating Partnership, LP, a Delaware limited partnership (the “Partnership”), dated December 29, 2009, as amended by (i) that First Amendment thereto, dated September 21, 2018, and (ii) that Second Amendment thereto (the “Second Amendment”), dated April 11, 2019 (the Original Partnership Agreement, as amended through the Second Amendment, the “Partnership Agreement”; and, the Original Partnership Agreement, as amended only through the First Amendment, the “Previous Partnership Agreement”);
WHEREAS, the Second Amendment provides its effective date as of the date of the consummation of the merger between the General Partner and Lightning Merger Sub, LLC, a Delaware limited liability company (the “Merger Date”); and
WHEREAS, the parties hereto desire to further amend the Partnership Agreement to rescind, prior to the Merger Date, the Second Amendment and all amendments and other provisions provided thereunder with respect to the Partnership Agreement, pursuant to this Third Amendment which shall become effective as of the Effective Date.

Amendment
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree to the following which shall become effective as of the Effective Date:

1.
Rescission of the Second Amendment. The Second Amendment is hereby rescinded and shall take no effect on the Merger Date or any other time. For avoidance of doubt, the Partnership Agreement shall, in its entirety, as of and since the Effective Date, including through and after the Merger Date, remain in the form of the Previous Partnership Agreement.

2.	Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

3.
Continuation of Partnership Agreement. The Partnership Agreement and this Third Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Third Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by this Third Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the Effective Date. In the event of a conflict between the provisions of this Third Amendment and the Partnership Agreement, the provisions of this Third Amendment shall control.

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Third Amendment as of the Effective Date.

GENERAL PARTNER:

CARTER VALIDUS MISSION CRITICAL
REIT, INC., a Maryland corporation

By: /s/ Kay C. Neely
Kay C. Neely
Chief Financial Officer

Acknowledged:

SPECIAL LIMITED PARTNER:

CARTER/VALIDUS ADVISORS, LLC, a Delaware limited liability company

By: /s/ Michael A. Seton
Michael A. Seton
Chief Executive Officer and President

[Signature Page to Third Amendment to the Agreement of Limited Partnership
of Carter/Validus Operating Partnership, LP]

[Signature Page to Third Amendment to the Agreement of Limited Partnership of Carter/Validus Operating Partnership, LP]